                                                                PRELIMINARY COPY
                                                                PURSUANT TO RULE
                                                                14A-6(e)(1)


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12

                      ALLIED HEALTHCARE INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                PRELIMINARY COPY
                                                                PURSUANT TO RULE
                                                                14A-6(e)(1)


                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                     --------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON _____ __, 2002



                     --------------------------------------

         To the Shareholders of Allied Healthcare International Inc.:

         A Special Meeting of Shareholders of Allied Healthcare International Inc. will be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 21st Floor, New York, New York 10022, on _______, _____ __, 2002, at 10:00 a.m., New York time, to consider and act upon the following matters:

         I. To authorize the Board of Directors to effect a one-for-three reverse split of the issued and outstanding common stock of Allied Healthcare International Inc., depending on a determination by the Board of Directors that the reverse stock split is in the best interests of Allied Healthcare and the shareholders.

         II. To transact such other business as may properly come before the Special Meeting and any and all adjournments and postponements thereof.

         We describe these items of business more fully in the attached Proxy Statement. Only shareholders of record at the close of business on July __, 2002 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via telephone or the Internet. Instructions for voting via telephone or the Internet are included in the Proxy Statement. Your proxy is being solicited by the Board of Directors.

                                       By Order of the Board of Directors

                                       LESLIE J. LEVINSON
                                       Secretary



New York, New York
July __, 2002

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                     --------------------------------------

                                 PROXY STATEMENT
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON _____ __, 2002

                     --------------------------------------

                               THE SPECIAL MEETING

         We are furnishing this Proxy Statement to the shareholders of Allied Healthcare International Inc. as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about July __, 2002.

DATE, TIME AND PLACE

         We will hold the Special Meeting of shareholders on _______, _____ __, 2002, at 10:00 a.m. local time, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 21st Floor, New York, New York 10022.

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

         You will be asked to consider and authorize the Board of Directors to effect a one-for-three reverse split of the issued and outstanding common stock of Allied Healthcare, which we refer to as the reverse stock split, depending on a determination by the Board of Directors that the reverse stock split is in the best interests of Allied Healthcare and the shareholders. If the reverse stock split is authorized by our shareholders and effected by our Board of Directors, our shareholders will own one-third of the number of shares of common stock they currently own (with cash to be paid in lieu of fractional shares).

 WHO CAN VOTE

         You are entitled to vote if you were a holder of record of the common stock of Allied Healthcare as of the close of business on July __, 2002, which we refer to as the Record Date. Your shares can be voted at the meeting only if you are present or represented by a valid proxy, including a proxy submitted via telephone or the Internet.

         A list of the shareholders of record of the common stock of Allied Healthcare on the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Special Meeting, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022 for a period of at least ten days before the Special Meeting.

SHARES OUTSTANDING; QUORUM

         On the Record Date, 19,210,233 shares of common stock were issued and outstanding. A quorum will be present if the holders representing a majority of the aggregate number of votes eligible to be cast on the Record Date are represented in person or by proxy at the Special Meeting.

VOTING OF SHARES

         Each share of common stock represented at the Special Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies (including proxies submitted via telephone or the Internet) which are received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies.

VOTE REQUIRED

         The proposal requires the affirmative vote of the holders of a majority of the outstanding voting shares, i.e., the total number of outstanding shares of common stock.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

         Shares of stock represented by properly executed proxies that reflect abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. "Broker non-votes" are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Abstentions and broker non-votes will have the effect of a vote against the proposal.

VOTING BY DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

         At the close of business on the Record Date, our company's directors, executive officers, principal shareholders and their affiliates, owned and were entitled to vote 13,003,167 shares of common stock, which represented approximately 67.7% of the outstanding voting shares. Each of our directors, executive officers, principal shareholders, and their affiliates, have indicated their present intention to vote, or cause to be voted, their shares of common stock for the approval of Proposal I, which is to be presented to and voted on at the Special Meeting. Accordingly, approval of Proposal I is assured.

HOW YOU CAN VOTE

         You may vote by proxy or in person at the Special Meeting. To vote by proxy, simply mark your proxy card "for," "against" or "abstain" with respect to the proposal, date and sign it, and return it in the postage-paid envelope provided.

         You may also vote via telephone or the Internet by following the instructions in the proxy card or the voting card distributed to you by your broker.

VOTING OF PROXIES

         Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the proposal. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Special Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence is indicated.

REVOCATION OF PROXY

         If you vote by proxy, you may revoke that proxy at any time before it is voted at the Special Meeting. You may do this by:

          o sending to us, at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), a written notice of revocation, dated later than the proxy, prior to the Special Meeting;

          o signing another proxy card with a later date and returning it to us, at 555 Madison Avenue, New York, New York 10022 (Attn.:
               Secretary), prior to the Special Meeting;

          o voting at a later date via telephone or the Internet (only your last proxy is counted); or

          o attending the Special Meeting in person and casting a ballot (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of common stock, and the percentage of voting shares, beneficially owned as of the Record Date, by (1) all persons known by us to be the beneficial owner of more than 5% of the outstanding voting shares of Allied Healthcare; (2) each director of our company; (3) each of our "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, and (4) all directors and named executive officers of our company as a group (8 persons).


                                                        NUMBER OF        PERCENTAGE OF
                                                         COMMON          VOTING SHARES
                                                         SHARES          BENEFICIALLY
                                                      BENEFICIALLY        OWNED(13)
NAME                                                      OWNED
Timothy M. Aitken.................................    1,549,258(1)           7.7%
Sarah L. Eames....................................      801,099(2)           4.1%
John B. Wynne.....................................       33,334(3)             *
Scott A. Shay.....................................   11,800,210(4)          61.4%
Jeffrey S. Peris..................................        7,000(5)             *
G. Richard Green..................................       10,600(6)             *
David J. Macfarlane...............................            0                _
John W. Matthews..................................            0                _
Hyperion Partners II L.P..........................   11,800,210(7)          61.4%
Hyperion TW Fund L.P..............................   11,800,210(8)          61.4%
Hyperion TWH Fund ................................   11,800,210(9)          61.4%
Hyperion TWH Fund II LLC..........................   11,800,210(10)         61.4%
Dimensional Funds Advisors, Inc. .................      960,300(11)            5%
All executive officers and
directors as a group (8 persons)..................   14,201,501(12)         69.6%

----------
*    Less than 1%.

(1) Consists of 704,258 shares of common stock held by Mr. Aitken, and 845,000 shares subject to options exercisable within 60 days from the Record Date.

(2) Consists of 491,099 shares of common stock held by Ms. Eames and 310,000 shares subject to options exercisable within 60 days from the Record Date.

(3) Consists of 33,334 shares subject to options exercisable within 60 days from the Record Date.

(4) Consists of 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P., 422,300 shares of common stock owned by Hyperion TWH Fund LLC and 375,000 shares of common stock owned by Hyperion TWH Fund II LLC, each of which are affiliates of Mr. Shay and as to which Mr. Shay disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5) Consists of 2,000 shares of common stock held by Mr. Peris and 5,000 shares subject to options exercisable within 60 days from the Record Date.

(6) Consists of 3,000 shares of common stock, 5,000 shares subject to options exercisable within 60 days from the Record Date and 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership.

(7) Consists of (a) 6,854,454 shares of common stock held by Hyperion Partners II and (b) 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund, 422,300 shares of common stock beneficially owned by Hyperion TWH Fund and 375,000 share of common stock beneficially owned by Hyperion TWH Fund II, all of which are affiliates of Hyperion Partners II and as to which Hyperion Partners II disclaims beneficial ownership. The address of Hyperion Partners II is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(8) Consists of (a) 4,148,456 shares of common stock held by Hyperion TW Fund and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II, 422,300 shares of common stock beneficially owned by Hyperion TWH Fund and 375,000 shares of common stock beneficially owned by Hyperion TWH Fund II, all of which are affiliates of Hyperion TW Fund and as to which Hyperion TW Fund disclaims beneficial ownership. The address of Hyperion TW Fund is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(9) Consists of (a) 422,300 shares of common stock held by Hyperion TWH Fund and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II, 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund and 375,000 shares of common stock beneficially owned by Hyperion TWH Fund II, all of which are affiliates of Hyperion TWH Fund and as to which Hyperion TWH Fund disclaims beneficial ownership. The address of Hyperion TWH Fund is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(10) Consists of (a) 375,000 shares of common stock held by Hyperion TWH Fund II and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II, 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund and 422,300 shares of common stock beneficially owned by Hyperion TWH Fund, all of which are affiliates of Hyperion TWH Fund II and as to which Hyperion TWH Fund II disclaims beneficial ownership. The address of Hyperion TWH Fund II is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(11) Dimensional Fund Advisors Inc., an investment advisor registered under section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are referred to as the Portfolios.) In its role as investment advisor and investment manager, Dimensional Fund Advisors possessed both investment and voting power over 960,300 shares of Allied Healthcare as of the Record Date. The Portfolios own all securities reported herein, and Dimensional Fund Advisors disclaims beneficial ownership of such securities. Dimensional Fund Advisors filed a
     Schedule 13G with the Securities and Exchange Commission with respect to such securities on February 12, 2002. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12) Includes an aggregate of 1,198,334 shares subject to options, held by our executive officers and directors (Messrs. Aitken, Wynne, Shay, Peris, Green, Macfarlane and Matthews and Ms. Eames), exercisable within
     60 days from the Record Date and 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership.

(13) The voting shares consist of 19,210,233 shares of common stock issued and outstanding on the Record Date.

                                   PROPOSAL I

   AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A ONE-FOR-THREE REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK OF ALLIED HEALTHCARE, DEPENDING ON A
 DETERMINATION BY THE BOARD OF DIRECTORS THAT THE REVERSE STOCK SPLIT IS IN THE
            BEST INTERESTS OF ALLIED HEALTHCARE AND THE SHAREHOLDERS

         Our Board of Directors authorized, subject to shareholder approval, a one-for-three reverse split of the issued and outstanding common stock of Allied Healthcare that may be effected by our Board of Directors upon its determination that the reverse stock split is in the best interests of Allied Healthcare and the shareholders. The determination by our Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices of the common stock and the likely effect of business developments on the market price for the common stock. If this Proposal is approved at the Special Meeting, the reverse stock split would become effective on any date selected by the Board of Directors on or prior to the next meeting of shareholders. If the reverse stock split is not effected by the next meeting of shareholders, the Board of Directors will take appropriate action to abandon the reverse stock split.

          If the reverse stock split is approved at the Special Meeting and effected by the Board of Directors, it will reduce the number of outstanding shares of common stock to one third of the number of shares currently issued and outstanding. The text of the amendment to our Certificate of Incorporation effecting the reverse stock split is attached to this Proxy Statement as Annex A.

REASONS FOR THE REVERSE STOCK SPLIT

         The primary reason for effecting the reverse stock split is to increase the per share trading price of our common stock so as to encourage greater interest in our common stock by the financial community and the investing public.

         The reverse stock split would decrease the number of shares of common stock outstanding and presumably increase the per share market price of our common stock. However, the share price of our common stock is also based on our company's financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that, after the reverse stock split, the price of our common stock would actually increase in an amount proportionate to the decrease in the number of outstanding shares.

         Assuming the market price of our common stock will increase more or less proportionately following the effectiveness of the reverse stock split, we believe that the perception of our common stock as an investment will improve and that our common stock will appeal to a broader market. We believe that additional interest in our common stock by the investment community is desirable and could result in a more stable trading market for our common stock.

EFFECT OF REVERSE STOCK SPLIT ON OUTSTANDING SHARES

         The reverse stock split would decrease the number of shares of common stock outstanding from approximately 19,210,233 shares to approximately 6,403,411 shares. Because the reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to acquire shares of common stock, the proposed reverse stock split will not alter the relative rights and preferences of our existing shareholders.

EFFECT OF REVERSE STOCK SPLIT ON AUTHORIZED BUT UNISSUED COMMON STOCK

         By decreasing the number of outstanding shares of common stock, the reverse stock split will increase the number of shares of common stock available for future issuance. Our Certificate of Incorporation currently authorizes the issuance of up to 62.0 million shares of common stock and, as of the Record Date, there were 19,210,233 shares of common stock issued and outstanding. If this Proposal is approved at the Special Meeting and effected by the Board of Directors, the reverse stock split will increase the number of shares of common stock available for future issuance by approximately 12,806,822 shares. This may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Certificate of Incorporation or Bylaws.

EFFECT OF REVERSE STOCK SPLIT ON STOCK OPTIONS

         Shares of common stock available for issuance under our several stock option plans will be reduced to reflect the reverse stock split, and the other relevant terms and provisions of our stock option plans will be appropriately adjusted. The number of shares of common stock issuable upon exercise of outstanding stock options issued under our stock option plans will be reduced to give effect to the reverse stock split and the exercise prices for such stock options will be increased to give effect to the reverse stock split.

OTHER EFFECTS OF REVERSE STOCK SPLIT

         If this Proposal is approved at the Special Meeting and effected by the Board of Directors, certain shareholders may consequently own less than 100 shares of common stock. A purchase or sale of less than 100 shares, otherwise know as an odd lot transaction, may result in incrementally higher trading costs through certain brokers. Therefore, those shareholders who own less than 100 shares following the reverse stock split may be required to pay higher transaction costs should they then determine to sell their shares of common stock.

NO DISSENTER'S RIGHTS

         Under New York law, shareholders are not entitled to dissenter's rights with respect to the amending of our Certificate of Incorporation to effect the reverse stock split.

MANNER OF EFFECTING REVERSE STOCK SPLIT

         The reverse stock split will become effective upon the filing of the Certificate of Amendment to our Certificate of Incorporation (which we refer to as the Amendment), in substantially the form attached to this Proxy Statement as Annex A, with the Department of State of the State of New York.

         If the Board of Directors determines to effect the reverse stock split, upon the filing of the Amendment, each three (3) shares of "old" common stock will automatically be combined and changed into one (1) share of "new" common stock. No additional action on the part of Allied Healthcare or any shareholder will be required in order to effect the reverse stock split.

Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock issued as a result of the reverse stock split. Shareholders will be furnished the necessary materials and instructions to effect such exchange, promptly following the filing of the Amendment, by Allied Healthcare's transfer agent.

         SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

         In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of our common stock on the American Stock Exchange during regular trading hours for the 5 trading days immediately preceding the date the Amendment is filed with the Department of State of the State of New York.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (for example, insurance companies, regulated investment companies, foreign taxpayers, persons who received their shares of common stock as compensation in connection with the performance of services or on exercise of options received as compensation in connection with the performance of services). This summary does not address any consequences of the reverse stock split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of Allied Healthcare as a result of the reverse stock split. Accordingly, each shareholder should consult his or her tax advisor regarding the specific tax consequences of the reverse stock split to such shareholder, including the application and effect of state, local and foreign income and other tax laws.

         We believe that the reverse stock split will be a tax-free recapitalization of Allied Healthcare and to those holders of shares of common stock who will not be entitled to receive fractional shares as a result of the reverse split. If the reverse stock split qualifies as a recapitalization under
Section 368(a)(l)(E) of the Code, a shareholder of Allied Healthcare who exchanges his or her old common shares solely for new common shares would recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his or her new common shares received from Allied Healthcare as a result of the reverse stock split should be the same as his or her aggregate tax basis in the shares of the common stock exchanged therefore. The shareholder's holding period for the new common shares will include the period during which the shareholder held the old common shares surrendered in the reverse stock split.

         The receipt of the cash by certain shareholders in exchange for the fractional shares of common stock they would have otherwise been entitled to receive as a result of the reverse stock split will be a taxable event for federal income tax purposes and may also be a taxable event under applicable state, local and foreign tax laws. Receipt of a cash payment in lieu of a fractional share should be treated as if the fractional share were issued to such shareholder and then redeemed by Allied Healthcare for cash. Such shareholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's tax basis in the fractional share provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Code. Such gain or loss should be capital gain or loss, and a long-term capital gain or loss if the shareholder's holding period is more than one year. Such gain or loss will be capital gain or loss if the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to such shareholder within the meaning of
Section 302 of the Code. Such shareholder's basis in the reduced number of shares of common stock will equal the shareholder's basis in his or her old shares of common stock decreased by the basis allocated to the fractional shares for which such shareholder is entitled to receive cash. If however, a cash payment is essentially equivalent to a dividend, then such shareholder will generally recognize income for federal income tax purposes pursuant to the provisions of Section 301 of the Code up to the entire amount of cash so received.

REQUIRED AFFIRMATIVE VOTE; BOARD RECOMMENDATION

         Approval of this Proposal requires the affirmative vote of the holders of a majority of the outstanding voting shares of Allied Healthcare. The Board of Directors believes that this Proposal is in the bests interests of our company and unanimously recommends that the shareholders vote for FOR authorizing the Board of Directors to effect a one-for-three reverse split of the issued and outstanding common stock of Allied Healthcare, depending on a determination by the Board of Directors that the reverse stock split is in the best interests of Allied Healthcare and the shareholders as set forth in this Proposal.

                                  OTHER MATTERS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         The Board of Directors knows of no other matters that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgement on such matters.

SOLICITATION OF PROXIES

         We will bear the cost of solicitation of proxies from our shareholders. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies personally or by telephone or other electronic means. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         In order for shareholder proposals for our annual meeting to be held in 2003 to be eligible for inclusion in our proxy statement relating to that meeting, they must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), prior to October 1, 2002. If you intend to present a proposal at our 2003 annual meeting, but you do not intend to have it included in our proxy statement, your proposal must be delivered to our secretary no later than December 1, 2002. The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy statement relating to the 2003 annual meeting.



                                 By Order of the Board of Directors

                                 LESLIE J. LEVINSON
                                 Secretary



New York, New York
July __, 2002



         THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

\                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ALLIED HEALTHCARE INTERNATIONAL INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         ALLIED HEALTHCARE INTERNATIONAL INC., a New York corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is "Allied Healthcare International Inc."

         The name under which the Corporation was formed is United States Home Health Care Corp.

         SECOND: The date the Corporation's certificate of incorporation was filed with the Department of State is November 30, 1981.

         THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is to effect a one-for-three reverse split of the Corporation's issued and outstanding common stock.

         FOURTH: To effect the reverse split, the following paragraph is hereby stated:

                  Effective at 5:00 p.m. on the date this Certificate of Amendment is filed with the Department of State of New York (the "Effective Date"), and without further action on the part of the Corporation or the holders of its outstanding common stock immediately prior thereto (the "Outstanding Common"), each three shares of Outstanding Common shall be changed into one share of fully paid and non-assessable common stock, except that no fractional shares of common stock will be issued. Prior to the reverse split becoming effective there were _______ shares of Outstanding Common and _______ shares of unissued common stock, all shares having a par value of $.01 per share. After the reverse split, there will be _______ shares of Outstanding Common and _______ shares of unissued common stock, all shares having a par value of $.01. Each holder of Outstanding Common who would be entitled to receive any fraction of a share of common stock as a result of the foregoing exchange ratio shall receive from the Corporation an amount of cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation's common stock on the American Stock Exchange during regular trading hours for the 5 trading days immediately preceding the Effective Date. Effective on such date, each certificate representing shares of Outstanding Common shall be deemed to represent 0.333 of such shares of Outstanding Common. After the reverse split, the Corporation shall continue to have authority to issue 62 million shares of common stock, with a par value of $.01 per share, and 10 million shares of preferred stock, with a par value of $.01 per share.

         FIFTH: Pursuant to the reverse split, as stated in paragraph FOURTH above, the first paragraph of Article FOURTH will continue to read as follows:

                  "FOURTH: The aggregate number of shares of all classes which the Corporation shall have authority to issue is 72 million shares, divided into two classes, of which 62 million shares shall be designated Common Stock, with a par value of $.01 per share, and 10 million shares shall be designated Preferred Stock, with a par value of $.01 per share."

         SIXTH: The foregoing amendment was authorized and approved by the consent in writing of all of the members of the Board of Directors of the Corporation followed by the vote of a majority of the holders of all of the issued and outstanding shares of the Corporation entitled to vote on such amendment in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

         IN WITNESS WHEREOF, Allied Healthcare International Inc. has caused this certificate to be signed by __________, its __________, on the ____ day of ______, 2002.

                                          ALLIED HEALTHCARE INTERNATIONAL INC.


                                          By: ___________________________
                                          Name:
                                          Title:

                                                                         ANNEX B

                      ALLIED HEALTHCARE INTERNATIONAL INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON _________, 2002

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Allied Healthcare International Inc. (the "Company") hereby appoints each of TIMOTHY M. AITKEN, SARAH L. EAMES and JOHN B. WYNNE, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 21st Floor, New York, New York 10022 on _______, 2002 at 10:00 a.m. local time, with respect to the proposal hereinafter set forth and upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

         This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

                  IMPORTANT: SIGNATURE AND DATE ON REVERSE SIDE

                             YOUR VOTE IS IMPORTANT
                            VOTE BY INTERNET/TELPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK


               INTERNET                                TELEPHONE                                MAIL

- Go to the website address: [_______]   - Call the toll-free number            - Mark, sign and date your proxy
                                         [________] from any touch-tone         card.
                                         telephone.

- Have your proxy card ready.            - Have your proxy card ready.          - Detach your proxy card.

- Enter your control number printed in   - Enter your control number printed    - Return your proxy card in the

- Follow the simple instructions that    - Follow the simple recorded

- DO NOT mail your vote if you are       - DO NOT mail your vote if you are
voting by internet.                      voting by telephone.


------------------------------------------------------------------------------------------------------------------
YOUR CONTROL NUMBER IS: [_________]
------------------------------------------------------------------------------------------------------------------

         |X| Please mark your votes as in this example.

1. Approval of the proposal to authorize the Board of Directors to effect a one-for-three reverse split of the Company's issued and outstanding common stock, depending on a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and the shareholders.

         |_| FOR          |_| AGAINST           |_| ABSTAIN

2. In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other business as may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                  ---------------------------
                                                  Signature of Shareholder(s)

                                                  ---------------------------
                                                    Name of Shareholder(s)

                                                 Dated: ________________, 2002


NOTE: Please complete, date and sign exactly as name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.







                                      B-2